UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

State Bank Financial Corporation

(Exact name of registrant as specified in its charter)

Georgia	27-1744232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

415 East Paces Ferry Road, NE, Suite 250, Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  Not applicable

Securities to be registered under Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

The common stock, par value $0.01 per share, of State Bank Financial Corporation, a Georgia corporation (the “Company”), is currently registered under section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company is filing this registration statement to register the common stock under section 12(b) of the Exchange Act in connection with the listing of its common stock on The NASDAQ Stock Market LLC.

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Company’s common stock, par value $0.01 per share, is set forth under Item 11 “Description of Registrant’s Securities to be Registered” in Amendment No. 5 to the Company’s Registration Statement on Form 10 (File No. 005-54056) filed with the Securities and Exchange Commission on March 4, 2011, which description is incorporated herein by reference.

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to the Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STATE BANK FINANCIAL CORPORATION

Date: April 13, 2011	By:	/s/ J. Daniel Speight
J. Daniel Speight
Chief Operating Officer